EXHIBIT 99.1

Capital Bank Financial Corp. Reports Fourth Quarter Net Income of $12.2 Million or $0.23 Per Diluted Share and Core Net Income of $13.0 Million or $0.25 Per Diluted Share

  Loan portfolio grew sequentially at an annualized rate of 6.7%;
  Strong C&I growth drove record originations of $409 million;
  Net interest margin increased during the quarter by seven basis points to 4.52%;
  Legacy credit expenses totaled $6.3 million, down 48% year-over-year;
  Efficiency ratio and core efficiency ratio declined for the quarter by 230 and 360 basis points to 71.21% and 69.78%, respectively;
  ROA and core ROA increased to 0.74% and 0.79%, respectively; and
  Tangible Book Value per share increased to $18.55.

CORAL GABLES, Fla., Jan. 23, 2014 (GLOBE NEWSWIRE) -- Capital Bank Financial Corp. (Nasdaq:CBF) (the "Company") today reported fourth quarter 2013 net income of $12.2 million, or $0.23 per diluted share, an increase of 5% over the third quarter of 2013 and 188% over the fourth quarter of 2012. Core net income for the fourth quarter of 2013 increased to $13.0 million, or $0.25 per diluted share, an increase of 4% over the third quarter and 56% over the fourth quarter of 2012.

Core adjustments for the fourth quarter of 2013 included $0.9 million of non-cash equity compensation associated with original founder awards, $0.3 million of contingent value right ("CVR") expense and a $0.2 million gain on investment securities. The reconciliation of non-GAAP measures (including core net income, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Gene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp., commented, "Despite the competitive environment, we were successful in capturing new and expanded relationships with several premier companies within our footprint. As we continue to strengthen our lending teams in key markets, we expect the momentum we have created to carry into 2014."

Chris Marshall, Chief Financial Officer of Capital Bank Financial Corp., added, "Strong, high quality loan growth, and a significant reduction in legacy credit expenses drove our results this quarter. We have been forecasting improvements in both areas and it is gratifying to see the efforts of our teammates translate into better returns."

Loan Portfolio and Composition

During the fourth quarter, record loan originations of $408.6 million increased the loan portfolio by $74.8 million, an annualized growth rate of 6.7%. At quarter end, the portfolio grew to $4.5 billion as new originations were partially offset by the continued resolution of special assets. Resolutions of problem loans and OREO totaled $67.5 million, principal repayments and transfers to OREO totaled $250.6 million and $15.7 million, respectively, during the quarter.

The relative composition of the Company's loan portfolio at the end of the fourth and third quarters of 2013 and the fourth quarter of 2012 was as follows:

	December 31, 2013	September 30, 2013	December 31, 2012
Commercial real estate	27%	29%	31%
Commercial	41%	39%	37%
Consumer	30%	30%	30%
Other	2%	2%	2%
Total	100%	100%	100%

Strong originations of commercial loans during the fourth quarter increased the Company's portfolio mix of commercial loans while reducing the concentration in commercial real estate loans that characterized its legacy acquired portfolios.

Deposits, Composition and Yields

During the fourth quarter total deposits decreased to $5.2 billion from $5.3 billion at September 30, 2013.  The $83.4 million decrease was mainly due to continued planned shrinkage in high-cost legacy time deposits, partially offset by an increase in demand deposit, money market and non-interest bearing accounts.  Core deposits now make up 72.1% of total deposits as compared to 70.0% in the third quarter of 2013.

The cost of deposits declined during the fourth quarter to 0.34% from 0.38% for the third quarter of 2013.  Lower average balances and rates in high-cost legacy time deposits, coupled with increased average demand deposit and noninterest bearing accounts, drove the improvement during the fourth quarter.  The cost of core deposits remained flat at 0.14%.

Net Interest Income and Net Interest Margin

Net interest income increased $0.3 million to $65.7 million from $65.4 million for the third quarter of 2013 and decreased $2.0 million from $67.7 million for the fourth quarter of 2012.  The decrease in net interest income over the prior year fourth quarter was mainly due to decreased loan balances and yields partially offset by a decline in high-cost legacy time deposits and the extinguishment of debt through the prepayment of $8.0 million and $34.5 million of high coupon trust preferred securities during the third and first quarter of 2013.

The net interest margin for the fourth quarter of 2013 was 4.52%, an increase of seven basis points from the third quarter of 2013 and an increase of 34 basis points from the fourth quarter of 2012. The increase in net interest margin over the third quarter was driven by additional accretion from legacy loan portfolios and the decline in average balances and rates in high-cost legacy time deposits.  The increase in net interest margin over the prior year fourth quarter was also largely driven by additional accretion from legacy loan portfolios, the decline in average balances and rates in high-cost legacy time deposits and the reduction in high coupon trust preferred debt pre-paid in the third quarter of 2013.

The average yield for fourth quarter loan originations declined to 3.50% as our production mix changed favoring variable rate commercial and industrial financing, which increased 24% quarter over quarter.

Non-Interest Income

Non-interest income decreased $2.0 million to $13.3 million for the fourth quarter of 2013 from $15.3 million for the third quarter of 2013 and decreased $2.2 million from $15.4 million for the fourth quarter of 2012.  The decrease over the third quarter and prior year fourth quarter was mainly driven by an increase in FDIC indemnification asset amortization of $1.4 million and $2.2 million, respectively. The higher FDIC indemnification asset amortization resulted from lower credit loss expectations in our legacy loan portfolios, which remained consistent with the Company's most recent estimates for covered loans.

Provision for Loan Losses and Credit Quality

The provision for loan losses of $3.3 million recorded for the fourth quarter of 2013 includes a $4.5 million provision for originated loans and a $1.2 million reversal of impairment due to improvements in cash flow expectations on certain acquired impaired loan pools.  Net charge-offs for the fourth quarter of 2013 were $2.8 million.

The provision for originated loans served to increase the related allowance to $19.0 million, or 0.85% of $2.2 billion in originated loans outstanding.

During the fourth quarter, non-performing loans decreased by $9.7 million to $265.6 million, or 5.8% of total loans, from $275.3 million, or 6.1% of total loans, at the end of the third quarter of 2013.  Acquired impaired loans greater than 90 days past due and still accruing decreased by $7.7 million, or 2.9%, to $253.8 million at the end of the quarter.   Nonaccrual loans decreased to $11.8 million or 0.44% of total non-purchased credit impaired loans from $13.8 million, or 0.57%, at the end of the third quarter.

Non-Interest Expense

Non-interest expense decreased to $56.3 million for the fourth quarter of 2013 from $59.3 million for the third quarter of 2013 and decreased from $68.7 million for the fourth quarter of 2012.  The decrease over the prior quarter and year were largely driven by lower legacy credit expenses reflecting the continued resolution of special assets.

Income Tax Expense

Income tax expense was $7.3 million for the fourth quarter of 2013, an effective income tax rate of 37.3%. Income tax expense was $9.0 million for the third quarter of 2013, an effective income tax rate of 44.0%. The higher third quarter effective rate was due to the impact of a $1.6 million charge taken as a result of changes in certain statutory rates that were enacted into law and recorded during the third quarter, which are effective in future years. For the fourth quarter of 2012, the Company reported an income tax expense of $3.0 million, an effective income tax rate of 39.5%.

Financial Position

Total assets increased by $16.3 million to $6.6 billion as of December 31, 2013. The Company's investment securities decreased by $49.8 million as a result of principal maturities and FHLB borrowings increased by $95.0 million mainly to fund loan growth during the quarter.

Total shareholders' equity increased by $5.0 million during the fourth quarter to $1.1 billion at December 31, 2013. During the fourth quarter of 2013, the Company repurchased 321,876 shares of its common stock at an average price of $21.99 per share. Tangible book value per share was $18.55 as of December 31, 2013, an increase of $0.22 over the third quarter and $0.54 over the fourth quarter of 2012.

The Company's national bank subsidiary, Capital Bank N.A., has Tier 1, Tier 1 Risk-Based and Total Risk-Based capital ratios of 13.4%, 17.7% and 18.9%, respectively, as of December 31, 2013, under currently applicable regulations.

As previously discussed in the Company's annual report on Form 10-K, the initial estimated fair values of assets acquired and liabilities assumed for the acquisition of Southern Community Financial Corporation were based on the information that was available at the time to make the preliminary estimates of fair value. During the third quarter of 2013, we concluded that the underlying asset quality should lead to stronger than initially expected credit performance for the Southern Community Financial Corporation loan portfolio, which required revisions to the original estimated fair value amounts. As required by the acquisition method of accounting, the Company retrospectively adjusted the acquisition date balance sheet and the results of operations of the fourth quarter of 2012 and first two quarters of 2013 to reflect the following: (1) increase in the estimated fair value of the loan portfolio; (2) increase in the associated CVR ; (3) decrease in the deferred tax asset related to the increased value of loans; and (4) decrease in goodwill caused by the net effect of these adjustments. All amounts presented in this press release reflect such adjustments. A reconciliation of their impact on the acquired assets, assumed liabilities and prior period operating results is included in tabular form at the end of this release.

Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time.  The number to call for this interactive teleconference is (647) 438-1131, and the confirmation pass code is 7902371. Please dial in 10 minutes prior to the beginning of the call. A live broadcast of the conference call will be available online at the Company's web site at www.capitalbank-us.com, by following the link to Investor Relations.  An on-line replay of the call will be available for 90 days. A telephonic replay of the conference call will be available through January 31, 2014, by dialing (719) 457-0820 and entering pass code 7902371.

Forward Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption "Risk Factors" in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate the acquired business into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; and (9) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

Core net income, tangible book value and tangible book value per share are each non-GAAP measures used in this report. A reconciliation to the most directly comparable GAAP financial measures – net income in the case of core net income and total shareholders' equity in the case of tangible book value and tangible book value per share – appears in tabular form at the end of this release. The Company believes core net income is useful for both investors and management to understand the effects of certain non-interest items and provides an alternative view of the Company's performance over time and in comparison to the Company's competitors. Core net income should not be viewed as a substitute for net income. The Company believes that tangible book value and tangible book value per share are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analyses of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a national bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank N.A., a national banking association with approximately $6.6 billion in total assets as of December 31, 2013 and 163 full-service banking offices throughout Florida, North Carolina, South Carolina, Tennessee and Virginia. To learn more about Capital Bank, N.A., please visit www.capitalbank-us.com.

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the Quarter Ended
	December 31,				December 31,
	2013	September 30, 2013	June 30, 2013	March 31, 2013	2012
Interest and dividend income	71,981	72,480	73,189	76,106	77,808
Interest expense	6,258	7,094	7,837	8,992	10,115
Net Interest Income	65,723	65,386	65,352	67,114	67,693

Provision for loan losses	3,265	984	4,467	5,402	6,736

Non-Interest Income
Service charges on deposit accounts	5,858	6,034	6,335	6,342	6,630
Debit card income	2,864	2,854	2,979	2,836	2,724
Fees on mortgage loans originated and sold	1,082	1,477	1,601	1,241	2,074
Investment advisory and trust fees	1,075	740	357	283	378
FDIC indemnification asset (amortization) accretion	(1,877)	(502)	(1,108)	(2,169)	317
Investment securities gains (losses) , net	164	(247)	205	--	9
Other-than-temporary impairment losses on investments:
Gross impairment loss	--	(54)	--	--	--
Less: Impairments recognized in other comprehensive income					--
Net impairment losses recognized in earnings	--	(54)	--	--	--
Other income	4,105	4,978	3,137	2,376	3,306
Total non-interest income	13,271	15,280	13,506	10,909	15,438

Non-Interest Expense
Salaries and employee benefits	23,900	22,606	22,660	20,819	24,661
Non-cash equity compensation	1,127	1,371	1,364	1,577	3,753
Net occupancy expense	10,447	10,740	10,503	10,730	11,031
OREO valuation expense	3,190	6,045	6,539	6,260	6,999
(Gain) loss on sales of OREO	(278)	188	(2,535)	(857)	107
Foreclosed asset related expense	1,046	1,265	2,225	1,419	2,116
Loan workout expenses	1,682	2,063	2,236	2,064	1,753
Conversion and merger related expenses	--	(19)	140	113	604
Professional fees	2,409	2,426	2,344	2,648	3,426
CVR expense (income)	298	(776)	428	2,883	366
(Gain) loss on extinguishment of debt	--	(430)	--	308	--
Legal settlement expense	8	535	--	--	--
Impairment of intangible asset	--	--	--	--	202
Other expenses	12,422	13,249	13,478	13,349	13,702
Total non-interest expense	56,251	59,263	59,382	61,313	68,720

Income before income taxes	19,478	20,419	15,009	11,308	7,675
Income tax expense	7,272	8,975	5,580	5,543	3,031
Net income	$ 12,206	$ 11,444	$ 9,429	$ 5,765	$ 4,644

Basic earnings per share	$ 0.24	$ 0.22	$ 0.18	$ 0.11	$ 0.09

Diluted earnings per share	$ 0.23	$ 0.22	$ 0.17	$ 0.11	$ 0.08

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands)
(Unaudited)

	December 31, 2013	September 30 2013	December 31, 2012
Assets
Cash and due from banks	$ 118,937	$ 115,671	$ 142,361
Interest-bearing deposits with banks	45,504	48,033	592,375
Federal funds sold	--	--	138
Total cash and cash equivalents	164,441	163,704	734,874

Trading securities	6,348	6,091	--
Investment securities held-to-maturity at amortized cost	465,098	482,986	--
Investment securities available-for-sale at fair value	685,441	717,602	1,006,744

Loans held for sale	8,012	8,918	11,276

Loans, net of deferred loan costs and fees	4,544,017	4,468,362	4,724,214
Less: Allowance for loan losses	56,851	56,393	57,262
Loans, net	4,487,166	4,411,969	4,666,952

Other real estate owned	129,396	129,654	154,093
Indemnification asset	33,610	36,837	49,417
Receivable from FDIC	7,624	8,439	8,486
Premises and equipment, net	179,855	183,498	198,457
Goodwill	131,987	131,987	131,987
Intangible assets, net	23,365	24,681	28,636
Deferred income tax asset, net	166,762	177,928	183,157
Accrued interest receivable and other assets	128,456	117,017	132,874

Total Assets	$ 6,617,561	$ 6,601,311	$ 7,306,953

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand	$ 923,993	$ 937,152	$ 895,274
Negotiable order of withdrawal accounts	1,321,903	1,281,036	1,288,742
Money market	961,526	938,854	1,125,967
Savings	530,144	531,655	492,187
Time deposits	1,447,497	1,579,772	2,070,698
Total deposits	5,185,063	5,268,469	5,872,868

Federal Home Loan Bank advances	96,278	1,324	1,460
Short-term borrowings	24,850	23,224	41,508
Long-term borrowings	138,561	138,290	180,430
Accrued interest payable and other liabilities	60,021	62,179	55,344
Total liabilities	5,504,773	5,493,486	6,151,610

Shareholders' equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	$ --	$ --	$ --
Common stock-Class A $0.01 par value: 200,000 shares authorized, 36,212 issued and 33,051 outstanding and 36,177 issued and 33,338 outstanding and 33,025 issued and outstanding, respectively.	362	361	330
Common stock-Class B $0.01 par value: 200,000 shares authorized, 19,647 issued and 19,047 outstanding and 19,682 issued and 19,082 outstanding and 22,821 issued and outstanding, respectively.	196	197	228
Additional paid in capital	1,082,235	1,081,108	1,076,797
Retained earnings	107,485	95,279	68,641
Accumulated other comprehensive (loss) income	(7,528)	(6,236)	9,347
Treasury stock, at cost, 3,761 and 3,439 and 0 shares, respectively	(69,962)	(62,884)	--
Total shareholders' equity	1,112,788	1,107,825	1,155,343

Total Liabilities and Shareholders' Equity	$ 6,617,561	$ 6,601,311	$ 7,306,953

CAPITAL BANK FINANCIAL CORP.
LOANS AND DEPOSITS
(In thousands)
(Unaudited)

	December 31, 2013	September 30, 2013	December 31, 2012
Loans
Non-owner occupied commercial real estate	$ 775,733	$ 803,954	$ 904,215
Other commercial construction and land	300,494	326,040	415,969
Multifamily commercial real estate	67,688	72,627	84,838
1-4 family residential construction and land	71,351	76,013	91,680
Total commercial real estate	1,215,266	1,278,634	1,496,702

Owner occupied commercial real estate	1,058,148	1,052,994	1,065,900
Commercial and industrial	803,736	681,882	665,507
Leases	2,676	2,554	--
Total commercial	1,864,560	1,737,430	1,731,407

1-4 family residential	804,322	816,915	838,557
Home equity	386,366	386,071	430,887
Other consumer	170,526	158,452	136,806
Total consumer	1,361,214	1,361,438	1,406,250

Other	110,989	99,778	101,131

Total loans	$ 4,552,029	$ 4,477,280	$ 4,735,490

Deposits
Non-interest bearing demand	$ 923,993	$ 937,152	$ 895,274
Negotiable order of withdraw accounts	1,321,903	1,281,036	1,288,742
Money market	961,526	938,854	1,125,967
Savings	530,144	531,655	492,187
Total core deposits	3,737,566	3,688,697	3,802,170

Time deposits	1,447,497	1,579,772	2,070,698

Total deposits	$ 5,185,063	$ 5,268,469	$ 5,872,868

CAPITAL BANK FINANCIAL CORP.
OTHER FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,	September 30,	June 30,	March, 31	December 31,
	2013	2013	2013	2013	2012

Net loan charge-offs (recoveries)	$ 2,807	$ 1,422	$ 4,806	$ 5,493	$ 1,060
Annualized net charge-offs/average loans	0.08%	0.04%	0.21%	0.47%	0.02%
Allowance for loan losses	$ 56,851	$ 56,393	$ 56,832	$ 57,171	$ 57,262
Allowance for loan losses/ total loans	1.25%	1.26%	1.24%	1.23%	1.21%
Non-accrual loans	$ 11,810	$ 13,824	$ 11,054	$ 18,362	$ 14,011
Acquired impaired loans >90 days past due and still accruing	$ 253,817	$ 261,470	$ 300,452	$ 344,012	$ 352,070

Total interest-earning assets	$ 5,798,794	$ 5,768,187	$ 5,954,573	$ 6,231,405	$ 6,373,827
Other real estate owned	$ 129,396	$ 129,654	$ 142,792	$ 151,613	$ 154,093
Goodwill and intangibles, net of accumulated amortization	$ 155,351	$ 156,667	$ 157,983	$ 159,302	$ 160,623
Tax equivalent net interest margin	4.52%	4.45%	4.32%	4.33%	4.18%

Efficiency ratio	71.21%	73.47%	75.30%	78.58%	82.66%
ROA	0.74%	0.69%	0.54%	0.32%	0.25%
ROE	4.39%	4.12%	3.30%	1.98%	1.61%
Average diluted common shares outstanding	52,227	52,411	54,062	55,493	55,401
End of quarter common shares outstanding	52,098	52,419	53,019	55,703	55,846
Average Equity	$ 1,111,876	$ 1,111,550	$ 1,142,000	$ 1,164,861	$ 1,153,091
Total equity	$ 1,112,788	$ 1,107,825	$ 1,102,751	$ 1,160,866	$ 1,155,343
Book value per common share	$ 21.36	$ 21.13	$ 20.80	$ 20.84	$ 20.69
Tangible book value per common share	$ 18.55	$ 18.33	$ 18.01	$ 18.17	$ 18.01

Tier 1 capital to average assets – Capital Bank, NA	13.4%	12.8%	13.5%	12.8%	12.0%
Tier 1 capital to risk weighted assets - Capital Bank, NA	17.7%	17.4%	18.7%	18.3%	17.8%
Total capital to risk weighted assets - Capital Bank, NA	18.9%	18.7%	19.9%	19.6%	18.4%
Average Assets	$ 6,597,722	$ 6,680,667	$ 6,962,653	$ 7,200,085	$ 7,363,199
Total Assets	$ 6,617,561	$ 6,601,311	$ 6,807,236	$ 7,095,605	$ 7,306,953

	Quarter Ended
	December 31,	September 30,	June 30,	March, 31	December 31,
	2013	2013	2013	2013	2012

Provision on legacy loans	$ (1.2)	$ (0.1)	$ 2.5	$ (3.1)	$ 1.4
FDIC indemnification asset amortization (accretion)	1.9	0.5	1.1	2.2	(0.3)
Foreclosed asset related expenses	4.0	7.5	6.2	6.9	9.2
Loan workout expense	1.6	2.0	2.2	2.0	1.8
Total legacy credit expenses	$ 6.3	$ 9.9	$ 12.0	$ 8.0	$ 12.1

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Quarter Ended
	December 31, 2013			September 30, 2013
	Average			Average
	Balances	Interest*	Yield*	Balances	Interest*	Yield*
Interest earning assets
Loans	$ 4,505,159	$ 66,735	5.88%	$ 4,514,747	$ 67,524	5.93%
Investments	1,186,466	4,943	1.65%	1,230,771	4,639	1.50%
Interest bearing deposits	57,953	33	0.23%	61,995	37	0.24%
Federal Home Loan Bank stocks	40,866	543	5.27%	40,195	533	5.26%
Total interest earning assets	5,790,444	$ 72,254	4.95%	5,847,708	$ 72,733	4.93%

Non-interest earning assets	807,278			832,959
Total Assets	$ 6,597,722			$ 6,680,667

Interest bearing liabilities
Time	$ 1,513,038	$ 3,155	0.83%	$ 1,660,373	$ 3,792	0.91%
Money market	947,429	519	0.22%	977,698	544	0.22%
NOW	1,288,723	550	0.17%	1,260,477	521	0.16%
Savings	531,930	286	0.21%	524,728	276	0.21%
Total interest bearing deposits	4,281,120	4,510	0.42%	4,423,276	5,133	0.46%

Short-term borrowings and FHLB Advances	48,466	21	0.17%	34,820	7	0.08%
Long-term borrowings	134,813	1,726	5.08%	140,938	1,953	5.50%
Total interest bearing liabilities	4,464,399	$ 6,257	0.56%	4,599,034	$ 7,093	0.61%

Non-interest bearing deposits	964,823			914,260
Other Liabilities	56,624			55,823
Shareholders' equity	1,111,876			1,111,550
Total Liabilities and shareholders' equity	$ 6,597,722			$ 6,680,667

Net interest income and spread		$ 65,997	4.39%		$ 65,640	4.32%

Net interest margin			4.52%			4.45%

* Presented on a fully tax equivalent basis

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Quarter Ended
	December 31, 2013			December 31, 2012
	Average			Average
	Balances	Interest*	Yield*	Balances	Interest*	Yield*
Interest earning assets
Loans	$ 4,505,159	$ 66,735	5.88%	$ 4,788,218	$ 73,690	6.12%
Investments	1,186,466	4,943	1.65%	1,074,700	3,470	1.28%
Interest bearing deposits	57,953	33	0.23%	562,937	371	0.26%
Federal Home Loan Bank stocks	40,866	543	5.27%	41,204	537	5.18%
Total interest earning assets	5,790,444	$ 72,254	4.95%	6,467,059	$ 78,068	4.80%

Non-interest earning assets	807,278			896,140
Total Assets	$ 6,597,722			$ 7,363,199

Interest bearing liabilities
Time	$ 1,513,038	$ 3,155	0.83%	$ 2,199,407	$ 5,281	0.96%
Money market	947,429	519	0.22%	1,104,390	913	0.33%
NOW	1,288,723	550	0.17%	1,246,897	791	0.25%
Savings	531,930	286	0.21%	467,009	343	0.29%
Total interest bearing deposits	4,281,120	4,510	0.42%	5,017,703	7,328	0.58%

Short-term borrowings and FHLB Advances	48,466	21	0.17%	45,971	16	0.14%
Long-term borrowings	134,813	1,726	5.08%	179,282	2,771	6.15%
Total interest bearing liabilities	4,464,399	$ 6,257	0.56%	5,242,956	$ 10,115	0.77%

Non-interest bearing deposits	964,823			892,615
Other Liabilities	56,624			74,537
Shareholders' equity	1,111,876			1,153,091
Total Liabilities and shareholders' equity	$ 6,597,722			$ 7,363,199

Net interest income and spread		$ 65,997	4.39%		$ 67,953	4.03%

Net interest margin			4.52%			4.18%

* Presented on a fully tax equivalent basis

CAPITAL BANK FINANCIAL CORP.
YEAR TO DATE AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Year Ended			Year Ended
	December 31, 2013			December 31, 2012
	Average
	Balances	Interest*	Yield*	Balances	Interest*	Yield*
Interest earning assets
Loans	$ 4,574,397	$ 274,577	6.00%	$ 4,344,326	$ 273,679	6.30%
Investments	1,179,668	17,658	1.50%	1,078,025	19,054	1.77%
Interest bearing deposits	215,894	543	0.25%	341,242	846	0.25%
Federal Home Loan Bank stocks	39,060	2,027	5.19%	39,285	1,830	4.66%
Total earning assets	6,009,019	$ 294,805	4.91%	5,802,878	$ 295,409	5.09%

Non-earning assets	845,982			816,375
Total Assets	$ 6,855,001			$ 6,619,253

Interest bearing liabilities
Time	$ 1,751,785	$ 16,585	0.95%	$ 2,039,301	$ 21,423	1.05%
Money market	1,023,069	2,268	0.22%	945,432	3,970	0.42%
NOW	1,272,065	2,125	0.17%	1,110,878	2,943	0.26%
Savings	516,941	1,075	0.21%	384,104	1,174	0.31%
Total interest bearing deposits	4,563,860	22,053	0.48%	4,479,715	29,510	0.66%

Short-term borrowings and FHLB Advances	41,329	57	0.14%	118,772	953	0.80%
Long-term borrowings	147,185	8,072	5.48%	146,477	8,594	5.87%
Total interest bearing liabilities	4,752,374	$ 30,182	0.64%	4,744,964	$ 39,057	0.82%

Non-interest bearing deposits	918,087			772,404
Other Liabilities	52,147			53,330
Shareholders' equity	1,132,393			1,048,555
Total Liabilities and shareholders' equity	$ 6,855,001			$ 6,619,253

Net interest income and spread		$ 264,623	4.27%		$ 256,352	4.27%

Net interest margin			4.40%			4.42%

* Presented on a fully tax equivalent basis

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF THE IMPACT OF MEASUREMENT PERIOD ADJUSTMENTS
(Dollars in thousands, except per share data)
(Unaudited)

(Dollars in thousands)	Reported on Dec. 31, 2012 as of October 1, 2012	Measurement Period Adjustments	Revised as of October 1, 2012

Fair value of assets acquired:
Cash and cash equivalents	$256,267		$256,267
Investment securities	189,771		189,771
Loans	774,781	43,238	818,019
Premises and equipment	35,061		35,061
Other intangible assets	6,860		6,860
Deferred tax asset	43,481	(15,532)	27,949
Other assets	60,159	(174)	59,985

Total assets acquired	1,366,380	27,532	1,393,912

Fair value of liabilities assumed:
Deposits	1,093,914		1,093,914
Long term debt and other borrowings	187,341		187,341
Other liabilities	17,703	11,656	29,359

Total liabilities assumed	1,298,958	11,656	1,310,614

Fair value of net assets acquired	67,422	15,876	83,298
Purchase price	99,325		99,325

Goodwill	$31,903	$ (15,876)	$16,027

	For the Quarter Ended
	Revised June 30, 2013	As Filed June 30, 2013	Revised March 31, 2013	As Filed March 31, 2013	Revised December 31, 2012	As filed December 31, 2012
Interest and dividend income	$73,189	$74,989	$76,106	$76,814	$77,808	$76,122
Interest expense	7,837	7,837	$8,992	8,992	10,115	10,115
Net Interest Income	65,352	67,152	67,114	67,822	67,693	66,007

Provision for loan losses	4,467	3,868	5,402	6,904	6,736	4,370

Total non-interest income	13,506	13,506	10,909	10,909	15,438	15,438

Total non-interest expense	59,382	59,141	61,313	61,040	68,720	68,448

Income before income taxes	15,009	17,649	11,308	10,787	7,675	8,627
Income tax expense	5,580	6,514	5,543	5,234	3,031	3,295
Net income	$9,429	$11,135	$5,765	$5,553	4,644	$5,332
Basic Earnings Per Common Share	$0.18	$0.21	$0.11	$0.10	$0.09	$0.10
Diluted Earnings Per Common Share	$0.17	$0.21	$0.11	$0.10	$0.08	$0.10

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

CORE NET INCOME
(Dollars in millions)
	For the Quarter Ended
	December 31, 2013		September 30, 2013		December 31, 2012

Net Income	$ 12.2	$ 12.2	$ 11.4	$ 11.4	$ 4.6	$ 4.6
	Pre-Tax	After-Tax	Pre-Tax	After-Tax	Pre-Tax	After-Tax

Adjustments
Non-interest income
Security (gains) losses*	(0.2)	$ (0.1)	0.1	0.1	--	--
Non-interest expense
Non-cash equity compensation*	0.9	0.6	1.1	0.7	3.8	2.4
CVR valuation (income) expense	0.3	0.3	(0.8)	(0.8)	0.4	0.4
Conversion and severance expense*(conversion and merger expenses and salaries and employee benefits)	--	--	--	--	2.4	1.4
Legal and merger (professional fees)	--	--	--	--	0.1	0.1
Tax adjustment	--	--	1.6	1.6	--	--
(Gain) Loss on extinguishment of debt*	--	--	(0.4)	(0.3)	--	--
Intangible impairment*	--	--	--	--	0.2	0.1
Taxes
Tax effect of adjustments*	$ (0.2)	N/A	(0.3)	N/A	(2.5)	N/A

Core Net Income	$ 13.0	$ 13.0	$ 12.7	$ 12.7	$ 9.0	$ 9.0
Average Assets	$ 6,598		$ 6,681		$ 7,365
Core ROA**	0.79%		0.76%		0.48%

* Tax effected at an income tax rate of 39%
** Core ROA: Annualized core net income / average assets

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (continuation)
(Unaudited)

CORE EFFICIENCY RATIO	For the Quarter Ended
(Dollars in millions)	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Net interest income	$ 65.7	$ 65.4	$ 65.4	$ 67.1	$ 67.7

Non-interest income	13.3	15.3	13.5	10.9	15.4
Less: Securities gain (losses)	0.2	(0.1)	0.2	--	0.0
Non-interest income, adjusted	$ 78.8	$ 80.8	$ 78.7	$ 78.0	$ 83.1

Non-interest expense	$ 56.3	$ 59.3	$ 59.4	$ 61.3	$ 68.7
Less: Non-cash equity compensation	0.9	1.1	1.4	1.5	3.8
Less: CVR valuation (income) expense	0.3	(0.8)	0.4	2.9	0.4
Less: Conversion and severance expenses (conversion and merger expenses and salaries and employees benefits)	0.0	0.0	0.1	0.0	2.4
Less: Intangible impairment	--	--	--	--	0.2
Less: Legal settlement expenses	--	--	0.0	0.1	0.1
Less: Loss (Gain) on extinguishment of debt	--	(0.4)	--	0.3	--
Non-interest expense, adjusted	$ 55.0	$ 59.3	$ 57.5	$ 56.5	$ 61.8

Efficiency Ratio	71.21%	73.47%	75.30%	78.58%	82.66%
Core Efficiency Ratio	69.78%	73.43%	73.06%	72.40%	74.35%

TANGIBLE BOOK VALUE (Unaudited)	Quarter Ended
(Dollars in thousands, except per share data)	December 31,	September 30,	June 30,	March, 31	December 31,
	2013	2013	2013	2013	2012
Total shareholders' equity	$ 1,112,788	$ 1,107,825	$ 1,102,751	$ 1,160,866	$ 1,155,343
Less: goodwill, core deposits intangibles, net of taxes	(146,258)	(147,061)	(147,865)	(148,671)	(149,478)
Tangible book value	$ 966,530	$ 960,764	$ 954,886	$ 1,012,195	$ 1,005,865
Common shares outstanding	52,098	52,419	53,019	55,703	55,846
Tangible book value per share***	$ 18.55	$ 18.33	$ 18.01	$ 18.17	$ 18.01

*** Tangible book value is equal to book value less goodwill and core deposit intangibles, net of related deferred tax liabilities
CONTACT: Kenneth A. Posner
         Chief of Investment Analytics
         and Investor Relations Executive
         Phone: (212) 399-4020
         E-mail: Kposner@cbfcorp.com